Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Oramed Pharmaceuticals Inc. of our report dated November 24, 2020 relating to the financial statements, which appears in Oramed Pharmaceuticals Inc.’s Annual Report on Form 10-K for the year ended August 31, 2020.

Tel-Aviv, Israel	/S/ Kesselman & Kesselman
June 16, 2021	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited